SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 7, 2008

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On April 7, 2008, InSight Health Services Corp. (“InSight”), a wholly owned subsidiary of InSight Health Services Holdings Corp. (the “Company”), entered into an executive employment agreement with Louis E. “Kip” Hallman, III.  Pursuant to such agreement Mr. Hallman will serve as InSight’s and the Company’s President and Chief Executive Officer and a director.  The agreement provides that:

•      Mr. Hallman will receive an annual salary of $400,000.

•      He will also be eligible to receive an annual bonus of up to 50% of his annual salary based on the Company achieving target financial goals approved by InSight’s board of directors.  The target goals shall be set forth in a budget prepared by Mr. Hallman and InSight’s management and approved by InSight’s board of directors, and shall as applicable, be set at the plan level applicable to the other executive officers of InSight.

•      InSight shall purchase life insurance on the life of Mr. Hallman and payable to such beneficiary or beneficiaries as he may designate in an amount equal to three (3) times the amount of his annual salary.

•      Mr. Hallman shall also have the opportunity to participate in the Company’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and the Company’s stock option plans.

•      Mr. Hallman will receive an automobile allowance of $1,000 per month.

•      The Company’s board of directors expects to award Mr. Hallman a non-statutory stock option to acquire 192,000 shares of the Company’s common stock.  Such options will be subject to performance-based vesting, which will occur upon a successful refinancing of InSight’s outstanding $315 million of aggregate principal amount of senior secured floating rate notes.  The exercise price of the option will be set on the date of actual grant and calculated as the five (5) day average closing price ending on the date of grant (but not less than the closing price on the date of grant).  The granting of the options is subject to the approval of the 2008 Employee Stock Option Plan by the Company’s board of directors.

•      Mr. Hallman’s agreement to and acknowledgement of certain noncompetition and nonsolicitation covenants (relating to the Company’s employees and customers) during the term of his employment and continuing for a period of twelve (12) months thereafter.

The agreement further provides that Mr. Hallman’s employment will immediately terminate upon his death and the executors or administrators of his estate or his heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his death. InSight may upon thirty (30) days notice terminate Mr. Hallman’s employment if he is unable substantially to perform services required by the agreement for three (3) consecutive months or shorter periods aggregating three (3) months during any twelve (12) month period because of a permanent and total disability.  If Mr. Hallman’s employment is terminated because of a permanent and total disability he will be entitled to all accrued and unpaid compensation up to the date of termination.

Mr. Hallman’s employment and the agreement will terminate and he will be entitled to all accrued and unpaid compensation, as well as  twelve (12) months of compensation at the annual salary rate then in effect upon the occurrence of the following:

(1)   Upon InSight’s fifteen (15) days’ written notice to Mr. Hallman of the termination of his employment in its discretion (i.e., without cause).  The agreement defines cause as the occurrence of one of the following:

•      Mr. Hallman being convicted of or pleading guilty or no contest to any (i) crime or offense which is likely to have a material adverse impact on the business operations, financial operations or overall business reputation of the Company, InSight or any of their subsidiaries,  or (ii) any felony offense;

•      Mr. Hallman committing or attempting to commit fraud or embezzlement;

•      Mr. Hallman having breached any of his obligations under the agreement and failed to cure the breach within thirty (30) days following receipt of written notice of such breach or Mr. Hallman engages in intentional and repeated actions specifically and solely for the purpose of causing his termination by InSight;

•      InSight or the Company, after reasonable investigation, finds that Mr. Hallman has violated or attempted to violate any material written policies and procedures of InSight or the Company, including but not necessarily limited to, policies and procedures pertaining to harassment and discrimination;

•      Mr. Hallman’s failure to obey a specific written direction from InSight’s board of directors (unless such specific written instruction represents an illegal act), provided that (i) such failure continues for a period of thirty (30) business days after receipt of such specific written direction, and (ii) such specific written direction includes a statement that the failure to comply therewith will be a basis for termination hereunder; or

•      any willful act or omission on Mr. Hallman’s part which is injurious in any material respect to the business operations, financial condition or business reputation of the Company, InSight or any of their subsidiaries.

(2)   If Mr. Hallman terminates his employment upon the occurrence of good reason and it continues for thirty (30) days thereafter.  If Mr. Hallman fails to deliver the notice within such thirty (30) day period it shall constitute an agreement by Mr. Hallman to such event and eliminate his ability to terminate the agreement.  The agreement defines good reason as:

•      the relocation by InSight, without Mr. Hallman’s consent, of his principal place of employment to a site that is more than 80 miles from his principal residence on the date of the agreement;

•      a reduction by InSight, without Mr. Hallman’s consent, in his annual salary or bonus opportunity, as they may exist on the date of the agreement; or

•      a failure by InSight to comply with any material provision of the agreement which is not cured within thirty (30) days after notice of such noncompliance has been given by Mr. Hallman, or if such failure is not capable of being cured in such time, for which a cure shall not have been diligently initiated by InSight within the thirty (30) day period.

(3)   If Mr. Hallman’s employment is terminated by InSight without cause or he terminates his employment for good reason within twelve (12) months of a change in control.  A change in control shall generally be deemed to have occurred if:

•      any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a “Group”), who prior to such time beneficially owned less than 50% of the then outstanding capital stock of InSight or the Company, shall acquire shares of InSight’s or the Company’s capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or group and affiliates beneficially own 50% or more of InSight’s or the Company’s then outstanding capital stock, or

•      InSight or the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of InSight or the Company.

In addition, if the agreement is terminated pursuant to the foregoing (1) – (3), InSight will maintain at its expense until the earlier of twelve (12) months after the date of termination or commencement of Mr. Hallman’s benefits pursuant to full-time employment with a new employer under such employer’s standard benefits program, all life insurance, medical, health and accident and disability plans or programs, in which he was entitled to participate immediately prior to the date of termination.  In exchange for, and as a condition to, receiving the compensation and benefits rights, Mr. Hallman will be required to execute a waiver and release and the failure by him to execute such waiver and release shall be a basis for InSight not paying him such amounts.

Item 1.02       Termination of a Material Definitive Agreement

The executive employment agreement between InSight and Mr. Hallman described in Item 1.01 above supersedes Mr. Hallman’s prior executive employment agreement dated August 10, 2005.

Concurrently with the appointment of Mr. Hallman as President and Chief Executive Officer of InSight and the Company, Richard Nevins ceased to be the Interim Chief Executive Officer of InSight and the Company.  At such time, the consulting agreement between the Company and Mr. Nevins expired.  The Company’s board of directors approved a discretionary bonus of $60,000 as a final payment under the consulting agreement.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2008, Mr. Hallman, age 48, was appointed the President and Chief Executive Officer of InSight and the Company.  Mr. Hallman was also elected to the board of directors of the Company and InSight.  From October 26, 2007 until April 7, 2008, Mr. Hallman served as the Interim Chief Operating Officer of the Company and InSight.  From August 10, 2005 and until his appointment as Interim Chief Operating Officer, Mr. Hallman was InSight’s Executive Vice President and Chief Strategy Officer.  Mr. Hallman was the President of Right Manufacturing LLC, a specialty manufacturer, from January 2003 through January 2005.  From January 2002 until January 2003, Mr. Hallman was a private investor and reviewed various business opportunities.  From August 1999 through January 2002, he was President and CEO of Homesquared Inc., a supplier of web-based software applications to production homebuilders.  In July 1989, Mr. Hallman co-founded TheraTx, Inc., which became a diversified healthcare services company listed on NASDAQ.  While at TheraTx, he served as Vice President Corporate Development until its sale in April 1997.  He currently serves on the board of directors of VeriCare Management, Inc., a provider of behavioral solutions to the long-term care industry.

The material terms of the executive employment agreement between Mr. Hallman and InSight are described above in Item 1.01.

Mr. Nevins ceased to be the Interim Chief Executive Officer of InSight and the Company upon the appointment of Mr. Hallman as President and Chief Executive Officer.  Mr. Nevins remains a director of both InSight and the Company.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 9, 2008, the board of directors of the Company amended and restated the Company’s second amended and restated bylaws to provide that:

•      if any director, who at the time of his or her most recent election or appointment to a term on the board of directors was an officer of the Company, ceases to be an officer of the Company during such term as a director, such director shall no longer be qualified to be a director and shall immediately cease to be a director without any further action;

•      a board of directors meeting may be called on one day’s prior notice, or two hours in certain cases;

•      written consents of the board of directors of the Company or any committee thereof may be executed in one or more counterparts, all of which together shall constitute one and the same consent;

•      written consents with original signatures by facsimile transmission or by electronic mail (including portable document format (“PDF”)) will have the same effect as physical delivery of paper written consents bearing the original signatures; and

•      the shares of the Company may be in uncertificated form.

Item 9.01       Financial Statements and Exhibits

Exhibit No.

3.2               The Company’s Third Amended and Restated Bylaws, filed herewith.

10.5             Executive Employment Agreement dated as of April 7, 2008, by and among InSight and Louis E. Hallman, III, filed herewith.

99.9             Press Release dated April 8, 2008, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2008	INSIGHT HEALTH SERVICES HOLDINGS CORP.

	By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

3.2	The Company’s Third Amended and Restated Bylaws, filed herewith.

10.5	Executive Employment Agreement dated as of April 7, 2008, by and among InSight and Louis E. Hallman, III, filed herewith.

99.9	Press Release dated April 8, 2008, filed herewith.